Exhibit 99.1

NEWS RELEASE

NETGEAR® REPORTS FIRST QUARTER 2023 RESULTS

Q1 GAAP gross margin of 33.4%; Non-GAAP gross margin of 33.6%

772,000 paid subscribers for 23.1% growth year over year

SAN JOSE, California – April 26, 2023 - NETGEAR, Inc. (NASDAQ: NTGR), a global networking company that delivers innovative networking and Internet connected products to consumers and businesses, today reported financial results for the first quarter ended April 2, 2023.

•
First quarter 2023 net revenue of $180.9 million, a decrease of 14.1% from the comparable prior-year quarter.
•
First quarter 2023 GAAP operating loss of $12.0 million, or (6.6)% of net revenue, as compared to operating loss of $58.5 million, or (27.8)% of net revenue, in the comparable prior-year quarter.
◦
First quarter 2023 non-GAAP operating loss of $7.1 million, or (3.9)% of net revenue, as compared to operating loss of $9.3 million, or (4.4)% of net revenue, in the comparable prior-year quarter.
•
First quarter 2023 GAAP net loss per diluted share of $0.33, as compared to net loss per diluted share of $1.95 in the comparable prior-year quarter.
◦
First quarter 2023 non-GAAP net loss per diluted share of $0.19, as compared to net loss per diluted share of $0.28 in the comparable prior-year quarter.

The accompanying schedules provide a reconciliation of financial measures computed on a GAAP basis to financial measures computed on a non-GAAP basis.

Patrick Lo, Chairman and Chief Executive Officer of NETGEAR, commented, “Due to unprecedented inventory reduction by our largest Service Provider partner, as well as a similar reduction in SMB inventory by our largest e-commerce partner, our first quarter revenue and operating margin came in below our expectations. As a result of the uncertain macroeconomic environment and concerns over their own operations, our channel partners continue to materially reduce their inventory to historically low levels, greatly impacting our top line and resulting in lost operating leverage. However, propelled by ProAV, SMB end user sales grew by double digits year over year, and our premium CHP products again vastly outperformed the broader market, growing sequentially despite normal seasonal patterns. Buoyed by the shift to our higher-margin, premium products, and improved transportation costs, NETGEAR delivered an impressive non-GAAP gross margin of 33.6% for an improvement of 540 basis points year over year.”

Mr. Lo continued, “The continued outperformance of our premium products represented by our Orbi 8 and Orbi 9, 5G mobile hotspots, and ProAV managed switches clearly demonstrates the sustainability of the margin expansion potential of our core long-term growth thesis even in the face of macroeconomic headwinds. With the upcoming move to WiFi 7, we are once again at the forefront of bringing the newest technology to market with our recently launched Nighthawk RS700, NETGEAR’s first WiFi 7 router. Our services business continues to gain traction, ending the quarter with 772,000 paid subscribers, as our paid subscriber base continues to grow with the demand for our premium WiFi products and comprehensive Armor security service. We remain encouraged by this progress and are on pace to reach our full year target of 875,000 subscribers.”

Business Outlook

Bryan Murray, Chief Financial Officer of NETGEAR, added, “We expect to continue to experience strong underlying demand in the SMB business and the premium portion of our CHP product portfolio, even in the face of ongoing broad-based inflationary pressures and an uncertain macroeconomic environment. We will continue to work with our channel partners across both businesses to optimize their inventory carrying levels, and expect a revenue impact from these efforts to be at a similar level as experienced in the first quarter. Accordingly, we expect our second quarter net revenue to be in the range of $150 million to $165 million. We expect second quarter GAAP operating margin to be in the range of (13.4)% to (10.4)%, and non-GAAP operating margin is expected to be in the range of (9.0)% to (6.0)%. Our GAAP tax rate is expected to be approximately 11.0%, and our non-GAAP tax rate is expected to be 6.0% for the second quarter of 2023.

A reconciliation between the Business Outlook on a GAAP and non-GAAP basis is provided in the following table:

	Three months ending
	July 2, 2023
	Operating Margin Rate	Tax Rate

GAAP	(13.4)% - (10.4)%	11.0%
Estimated adjustments for[1]:
Stock-based compensation expense	3.2%	-
Amortization of intangibles	0.1%	-
Restructuring and other charges	1.1%	-
Non-GAAP tax adjustments	-	(5.0)%
Non-GAAP	(9.0)% - (6.0)%	6.0%

1 Business outlook does not include estimates for any currently unknown income and expense items which, by their nature, could arise late in a quarter, including: litigation reserves, net; acquisition-related charges; impairment charges; restructuring and other charges and discrete tax benefits or detriments that cannot be forecasted (e.g., windfalls or shortfalls from equity awards or items related to the resolution of uncertain tax positions). New material income and expense items such as these could have a significant effect on our guidance and future GAAP results.

Investor Conference Call / Webcast Details

NETGEAR will review the first quarter results and discuss management's expectations for the second quarter of 2023 today, Wednesday, April 26, 2023 at 5 p.m. ET (2 p.m. PT). The toll-free dial-in number for the live audio call is (888) 660-6468. The international dial-in number for the live audio call is (929) 201-5709. The conference ID for the call is 1030183. A live webcast of the conference call will be available on NETGEAR's Investor Relations website at http://investor.netgear.com. A replay of the call will be available via the web at http://investor.netgear.com.

About NETGEAR, Inc.

For more than 25 years, NETGEAR® (NASDAQ: NTGR) has been the innovative leader in connecting the world to the internet with advanced networking technologies for homes, businesses and service providers around the world. As staying connected has become more important than ever, NETGEAR delivers award-winning network solutions for remote work, distance learning, ultra-high def streaming, online game play and more. To enable people to collaborate and connect to a world of information and entertainment, NETGEAR is dedicated to providing a range of connected solutions. From ultra-premium Orbi Mesh WiFi systems and high-performance Nighthawk routers, to high-speed cable modems and 5G mobile wireless products to cloud-based subscription services for network management and security, to smart networking products and Video over Ethernet for Pro AV applications, NETGEAR keeps you connected. NETGEAR is headquartered in San Jose, California. Learn more on the NETGEAR Investor Page or by calling (408) 907-8000. Connect with NETGEAR: Twitter, Facebook, Instagram, LinkedIn and the NETGEAR blog at NETGEAR.com.

© 2023 NETGEAR, Inc. NETGEAR and the NETGEAR logo are trademarks or registered trademarks of NETGEAR, Inc. and its affiliates in the United States and/or other countries. Other brand and product names are trademarks or registered trademarks of their respective holders. The information contained herein is subject to change without notice. NETGEAR shall not be liable for technical or editorial errors or omissions contained herein. All rights reserved.

Contact:

NETGEAR Investor Relations

Erik Bylin

investors@netgear.com

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 for NETGEAR, Inc.:

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. The words “anticipate,” “expect,” “believe,” “will,” “may,” “should,” “estimate,” “project,” “outlook,” “forecast” or other similar words are used to identify such forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. The forward-looking statements represent NETGEAR, Inc.’s expectations or beliefs concerning future events based on information available at the time such statements were made and include statements regarding: NETGEAR’s future operating performance and financial condition, including expectations regarding growth, revenue, continued profitability and cash generation; expectations regarding continuing market demand for the Company’s products, including SMB and premium CHP products, and the Company’s ability to respond to this demand; the Company’s strategic shift to focusing on the premium, higher-margin segments of the market and targeting affluent consumers and consumers with the highest propensity to subscribe to NETGEAR’s service offerings; the timing, distribution, sales momentum and market acceptance of recent and anticipated new product introductions that position the Company for growth and market share gain; expectations regarding supply constraints and inventory management; expectations regarding the ability to participate in promotional activities leading to further market share gains; expectations regarding expected tax rates; expectations regarding the impact of higher transportation and component costs and corresponding price increases; expectations regarding spending in transportation costs to maximize revenue; expectations regarding repurchases of the Company’s common stock; expectations regarding the Company’s small and medium business and service provider channels; expectations regarding price increases on NETGEAR’s products; expectations regarding retail channel partners’ inventory levels; expectations regarding seasonal shifts in market demand; expectations regarding revenue from the service provider channel; and expectations regarding NETGEAR's paid subscriber base growth. These statements are based on management's current expectations and are subject to certain risks and uncertainties, including the following: uncertainty surrounding the duration and impact of the global COVID-19 pandemic, including with respect to the Company’s supply chain, closures affecting the operations of the Company’s manufacturing partners and potential disruptions in the Company’s transportation network, including with respect to the Company’s distribution centers; future demand for the Company's products may be lower than anticipated; the Company’s shift in focus to premium products at the expense of lower end products may not prove to be successful; the Company may be unsuccessful, or experience delays, in manufacturing and distributing its new and existing products; consumers may choose not to adopt the Company's new product offerings or adopt competing products; the Company may be unable to continue to grow its number of registered users, its number of registered app users and/or its paid subscriber base; product performance may be adversely affected by real world operating conditions; the Company may fail to manage costs, including the cost of key components, the cost of air freight and ocean freight, and the cost of developing new products and manufacturing and distribution of its existing offerings; the Company may fail to successfully manage channel inventory levels; the Company may fail to successfully continue to effect operating expense savings; changes in the level of NETGEAR's cash resources and the Company's planned usage of such resources, including potential repurchases of the Company’s common stock; changes in the Company's stock price and developments in the business that could increase the Company's cash needs; fluctuations in foreign exchange rates; and the actions and financial health of the Company's customers, including the Company’s ability to collect receivables as they become due. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Further information on potential risk factors that could affect NETGEAR and its business are detailed in the Company's periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Part I - Item 1A. Risk Factors” in the Company's annual report on Form 10-K for the fiscal year ended December 31, 2022, filed with the Securities and Exchange Commission on February 17, 2023. Given these circumstances, you should not place undue reliance on these forward-looking statements. NETGEAR undertakes no obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

Non-GAAP Financial Information:

To supplement our unaudited selected financial data presented on a basis consistent with Generally Accepted Accounting Principles (“GAAP”), we disclose certain non-GAAP financial measures that exclude certain charges, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP research and development, non-GAAP sales and marketing, non-GAAP general and administrative, non-GAAP other operating expenses, net, non-GAAP total operating expenses, non-GAAP operating loss, non-GAAP operating margin, non-GAAP other income (expenses), net, non-GAAP net loss and non-GAAP net loss per diluted share. These supplemental measures exclude adjustments for amortization of intangibles, stock-based compensation expense, goodwill impairment, restructuring and other charges, litigation reserves, net, gain/loss on investments, net, and adjust for effects related to non-GAAP tax adjustments. These non-GAAP measures are not in accordance with or an alternative for GAAP, and may be different from non-GAAP measures used by other companies. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of our performance.

In calculating non-GAAP financial measures, we exclude certain items to facilitate a review of the comparability of our operating performance on a period-to-period basis because such items are not, in our view, related to our ongoing operational performance. We use non-GAAP measures to evaluate the operating performance of our business, for comparison with forecasts and strategic plans, and for benchmarking performance externally against competitors. In addition, management’s incentive compensation is determined using certain non-GAAP measures. Since we find these measures to be useful, we believe that investors benefit from seeing results “through the eyes” of management in addition to seeing GAAP results. We believe that these non-GAAP measures, when read in conjunction with our GAAP financials, provide useful information to investors by offering:

• the ability to make more meaningful period-to-period comparisons of our on-going operating results;

• the ability to better identify trends in our underlying business and perform related trend analyses;

• a better understanding of how management plans and measures our underlying business; and

• an easier way to compare our operating results against analyst financial models and operating results of competitors that supplement their GAAP results with non-GAAP financial measures.

The following are explanations of the adjustments that we incorporate into non-GAAP measures, as well as the reasons for excluding them in the reconciliations of these non-GAAP financial measures:

Amortization of intangibles consists primarily of non-cash charges that can be impacted by, among other things, the timing and magnitude of acquisitions. We consider our operating results without these charges when evaluating our ongoing performance and forecasting our earnings trends, and therefore exclude such charges when presenting non-GAAP financial measures. We believe that the assessment of our operations excluding these costs is relevant to our assessment of internal operations and comparisons to the performance of our competitors.

Stock-based compensation expense consists of non-cash charges for the estimated fair value of stock options, restricted stock units, performance shares and shares under the employee stock purchase plan granted to employees. We believe that the exclusion of these charges provides for more accurate comparisons of our operating results to peer companies due to the varying available valuation methodologies, subjective assumptions and the variety of award types. In addition, we believe it is useful to investors to understand the specific impact stock-based compensation expense has on our operating results.

Other items consist of certain items that are the result of either unique or unplanned events, including, when applicable: change in fair value of contingent consideration, goodwill impairment, restructuring and other charges, litigation reserves, net, and gain/loss on investments, net. It is difficult to predict the occurrence or estimate the amount or timing of these items in advance. Although these events are reflected in our GAAP financial statements, these unique transactions may limit the comparability of our on-going operations with prior and future periods. The amounts result from events that often arise from unforeseen circumstances, which often occur outside of the ordinary course of continuing operations. Therefore, the amounts do not accurately reflect the underlying performance of our continuing business operations for the period in which they are incurred.

Non-GAAP tax adjustments consist of adjustments that we incorporate into non-GAAP measures in order to provide a more meaningful measure on non-GAAP net loss. We believe providing financial information with and without the income tax effects relating to our non-GAAP financial measures provides our management and users of the financial statements with better clarity regarding the on-going performance of our business. Non-GAAP income tax expense (benefit) is computed on a current and deferred basis with non-GAAP loss consistent with use of non-GAAP loss as a performance measure. The Non-GAAP tax provision (benefit) is calculated by adjusting the GAAP tax provision (benefit) for the impact of the non-GAAP adjustments, with specific tax provisions such as state income tax and Base-erosion and Anti-Abuse Tax recomputed on a non-GAAP basis. For interim periods, the non-GAAP income tax provision (benefit) is calculated based on the forecasted annual non-GAAP tax rate before discrete items and adjusted for interim discrete items.

Source: NETGEAR-F

-Financial Tables Attached-

NETGEAR, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	April 2, 2023	December 31, 2022

ASSETS
Current assets:
Cash and cash equivalents	$143,191	$146,500
Short-term investments	96,019	80,925
Accounts receivable, net	192,540	277,485
Inventories	337,187	299,614
Prepaid expenses and other current assets	30,487	29,767
Total current assets	799,424	834,291
Property and equipment, net	8,266	9,225
Operating lease right-of-use assets	39,908	40,868
Intangibles, net	1,200	1,329
Goodwill	36,279	36,279
Other non-current assets	103,030	97,793
Total assets	$988,107	$1,019,785

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$79,637	$85,550
Accrued employee compensation	21,706	24,132
Other accrued liabilities	190,276	213,476
Deferred revenue	22,439	21,128
Income taxes payable	3,702	1,685
Total current liabilities	317,760	345,971
Non-current income taxes payable	15,214	14,972
Non-current operating lease liabilities	32,372	34,085
Other non-current liabilities	4,199	3,902
Total liabilities	369,545	398,930
Stockholders’ equity:
Common stock	29	29
Additional paid-in capital	953,074	946,123
Accumulated other comprehensive income (loss)	53	(535)
Accumulated deficit	(334,594)	(324,762)
Total stockholders’ equity	618,562	620,855
Total liabilities and stockholders’ equity	$988,107	$1,019,785

NETGEAR, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share and percentage data)

(Unaudited)

	Three Months Ended
	April 2, 2023	December 31, 2022	April 3, 2022

Net revenue	$180,908	$249,103	$210,558
Cost of revenue	120,526	187,407	151,655
Gross profit	60,382	61,696	58,903
Gross margin	33.4%	24.8%	28.0%
Operating expenses:
Research and development	22,134	20,250	23,821
Sales and marketing	33,879	35,340	35,586
General and administrative	16,236	14,618	13,602
Goodwill impairment	—	—	44,442
Other operating expenses (income), net	108	3,666	(3)
Total operating expenses	72,357	73,874	117,448
Loss from operations	(11,975)	(12,178)	(58,545)
Operating margin	(6.6)%	(4.9)%	(27.8)%
Other income (expenses), net	1,406	2,066	(982)
Loss before income taxes	(10,569)	(10,112)	(59,527)
Benefit from income taxes	(857)	(4,068)	(2,317)
Net loss	$(9,712)	$(6,044)	$(57,210)

Net loss per share:
Basic	$(0.33)	$(0.21)	$(1.95)
Diluted	$(0.33)	$(0.21)	$(1.95)

Weighted average shares used to compute net loss per share:
Basic	29,040	28,959	29,350
Diluted	29,040	28,959	29,350

NETGEAR, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended
	April 2, 2023	April 3, 2022
Cash flows from operating activities:
Net loss	$(9,712)	$(57,210)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	2,011	2,807
Stock-based compensation	4,665	4,697
Gain/loss on investments, net	(663)	622
Goodwill impairment	—	44,442
Deferred income taxes	(4,629)	(7,626)
Provision for excess and obsolete inventory	1,174	1,460
Changes in assets and liabilities:
Accounts receivable, net	84,945	41,247
Inventories	(38,747)	(13,102)
Prepaid expenses and other assets	(1,778)	7,889
Accounts payable	(5,922)	(9,012)
Accrued employee compensation	(2,425)	(3,743)
Other accrued liabilities	(23,665)	(13,155)
Deferred revenue	1,609	1,705
Income taxes payable	2,259	273
Net cash provided by operating activities	9,122	1,294
Cash flows from investing activities:
Purchases of short-term investments	(38,733)	(50,202)
Proceeds from maturities of short-term investments	25,006	417
Purchases of property and equipment	(870)	(957)
Purchases of long-term investments	—	(210)
Net cash used in investing activities	(14,597)	(50,952)
Cash flows from financing activities:
Repurchases of common stock	—	(9,377)
Restricted stock unit withholdings	(120)	(1,262)
Proceeds from exercise of stock options	—	593
Proceeds from issuance of common stock under employee stock purchase plan	2,286	2,758
Net cash provided by (used in) financing activities	2,166	(7,288)
Net decrease in cash and cash equivalents	(3,309)	(56,946)
Cash and cash equivalents, at beginning of period	146,500	263,772
Cash and cash equivalents, at end of period	$143,191	$206,826

NETGEAR, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES

(In thousands, except percentage data)

(Unaudited)

STATEMENT OF OPERATIONS DATA:

	Three Months Ended
	April 2, 2023	December 31, 2022	April 3, 2022

GAAP gross profit	$60,382	$61,696	$58,903
GAAP gross margin	33.4%	24.8%	28.0%
Amortization of intangibles	129	128	129
Stock-based compensation expense	351	326	386
Non-GAAP gross profit	$60,862	$62,150	$59,418
Non-GAAP gross margin	33.6%	24.9%	28.2%

GAAP research and development	$22,134	$20,250	$23,821
Stock-based compensation expense	(1,065)	(1,027)	(1,087)
Non-GAAP research and development	$21,069	$19,223	$22,734

GAAP sales and marketing	$33,879	$35,340	$35,586
Stock-based compensation expense	(1,431)	(1,328)	(1,456)
Non-GAAP sales and marketing	$32,448	$34,012	$34,130

GAAP general and administrative	$16,236	$14,618	$13,602
Stock-based compensation expense	(1,818)	(1,787)	(1,768)
Non-GAAP general and administrative	$14,418	$12,831	$11,834

GAAP other operating expenses (income), net	$108	$3,666	$(3)
Restructuring and other charges	(108)	(3,666)	23
Litigation reserves, net	—	—	(20)
Non-GAAP other operating expenses, net	$—	$—	$—

NETGEAR, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)

(In thousands, except percentage data)

(Unaudited)

STATEMENT OF OPERATIONS DATA (CONTINUED):

	Three Months Ended
	April 2, 2023	December 31, 2022	April 3, 2022

GAAP total operating expenses	$72,357	$73,874	$117,448
Stock-based compensation expense	(4,314)	(4,142)	(4,311)
Goodwill impairment	—	—	(44,442)
Restructuring and other charges	(108)	(3,666)	23
Litigation reserves, net	—	—	(20)
Non-GAAP total operating expenses	$67,935	$66,066	$68,698

GAAP operating loss	$(11,975)	$(12,178)	$(58,545)
GAAP operating margin	(6.6)%	(4.9)%	(27.8)%
Amortization of intangibles	129	128	129
Stock-based compensation expense	4,665	4,468	4,697
Goodwill impairment	—	—	44,442
Restructuring and other charges	108	3,666	(23)
Litigation reserves, net	—	—	20
Non-GAAP operating loss	$(7,073)	$(3,916)	$(9,280)
Non-GAAP operating margin	(3.9)%	(1.6)%	(4.4)%

GAAP other income (expenses), net	$1,406	$2,066	$(982)
Gain/loss on investments, net	11	20	519
Non-GAAP other income (expenses), net	$1,417	$2,086	$(463)

NETGEAR, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)

(In thousands, except per share data)

(Unaudited)

STATEMENT OF OPERATIONS DATA (CONTINUED):

	Three Months Ended
	April 2, 2023	December 31, 2022	April 3, 2022

GAAP net loss	$(9,712)	$(6,044)	$(57,210)
Amortization of intangibles	129	128	129
Stock-based compensation expense	4,665	4,468	4,697
Goodwill impairment	—	—	44,442
Restructuring and other charges	108	3,666	(23)
Litigation reserves, net	—	—	20
Gain/loss on investments, net	11	20	519
Non-GAAP tax adjustments	(838)	(3,109)	(709)
Non-GAAP net loss	$(5,637)	$(871)	$(8,135)

NET LOSS PER DILUTED SHARE:
GAAP net loss per diluted share	$(0.33)	$(0.21)	$(1.95)
Amortization of intangibles	—	—	—
Stock-based compensation expense	0.16	0.15	0.16
Goodwill impairment	—	—	1.51
Restructuring and other charges	—	0.13	—
Litigation reserves, net	—	—	—
Gain/loss on investments, net	—	—	0.02
Non-GAAP tax adjustments	(0.02)	(0.10)	(0.02)
Non-GAAP net loss per diluted share	$(0.19)	$(0.03)	$(0.28)

NETGEAR, INC.

SUPPLEMENTAL FINANCIAL INFORMATION

(In thousands, except per share data, DSO, inventory turns, weeks of channel inventory, headcount and percentage data)

(Unaudited)

	Three Months Ended
	April 2, 2023	December 31, 2022	October 2, 2022	July 3, 2022	April 3, 2022

Cash, cash equivalents and short-term investments	$239,210	$227,425	$233,197	$250,137	$263,788
Cash, cash equivalents and short-term investments per diluted share	$8.24	$7.85	$8.03	$8.66	$8.99

Accounts receivable, net	$192,540	$277,485	$259,908	$217,873	$219,911
Days sales outstanding (DSO)	98	100	95	89	97

Inventories	$337,187	$299,614	$298,090	$300,796	$327,309
Ending inventory turns	1.4	2.5	2.4	2.2	1.9

Weeks of channel inventory:
U.S. retail channel	12.7	10.4	13.5	18.2	19.6
U.S. distribution channel	4.4	5.2	3.6	3.8	4.1
EMEA distribution channel	8.5	8.7	5.3	6.2	6.6
APAC distribution channel	14.0	18.5	16.0	14.0	14.4

Deferred revenue (current and non-current)	$26,634	$25,025	$22,868	$21,593	$21,305

Headcount	702	691	731	740	766
Non-GAAP diluted shares	29,040	28,959	29,029	28,891	29,350

NET REVENUE BY GEOGRAPHY

	Three Months Ended
	April 2, 2023		December 31, 2022		April 3, 2022

Americas	$121,922	67%	$159,175	64%	$144,649	68%
EMEA	39,178	22%	52,715	21%	36,865	18%
APAC	19,808	11%	37,213	15%	29,044	14%
Total	$180,908	100%	$249,103	100%	$210,558	100%

NETGEAR, INC.

SUPPLEMENTAL FINANCIAL INFORMATION (CONTINUED)

(In thousands)

(Unaudited)

NET REVENUE BY SEGMENT

	Three Months Ended
	April 2, 2023	December 31, 2022	April 3, 2022

Connected Home	$102,746	$149,036	$130,342
SMB	78,162	100,067	80,216
Total net revenue	$180,908	$249,103	$210,558

SERVICE PROVIDER NET REVENUE

	Three Months Ended
	April 2, 2023	December 31, 2022	April 3, 2022

Connected Home	$14,027	$55,787	$18,121
SMB	190	719	729
Total service provider net revenue	$14,217	$56,506	$18,850